Exhibit 21.1


                     List of Subsidiaries of
               FREEPORT-McMoRan COPPER & GOLD INC.

                                                           Name Under Which It
             Entity                     Organized          Does Business
-----------------------------------     --------------     ------------------
P.T. Freeport Indonesia Company         Indonesia and         Same
                                         Delaware
P.T. IRJA Eastern Minerals Corporation  Indonesia             Same
Atlantic Copper, S.A.                   Spain                 Same
Atlantic Copper Holding, S.A.           Spain                 Same
FM Services Company                     Delaware              Same